                                                                       Exhibit 3

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                           ALCO STANDARD CORPORATION


FIRST:  The name of the Corporation shall be ALCO STANDARD CORPORATION.

SECOND: The principal office of the Corporation in the State of Ohio is to be located at Cleveland in Cuyahoga County.

THIRD: The purposes for which, and for any of which, the Corporation is formed are as follows:

          1. To develop, manufacture, service, repair, treat, finish, buy, sell and generally deal in, in every manner, articles, materials and products of every kind and description, to own, hold and deal in, in every manner, all real and personal property, and to do all things necessary or incidental to the foregoing purposes.

          2. In general to carry on any other lawful business whatsoever which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties; and to have and exercise all rights, powers and privileges which are now or may hereafter be conferred upon corporations by the laws of Ohio; provided, however, that nothing contained in this Article Third shall be construed as authorizing the Corporation to carry on the business of a public utility or railroad as defined by the public utility laws of the State of Ohio.

          The Corporation reserves the right at any time and from time to time to substantially change its purposes in any manner now or hereafter permitted by statute. Any change of the purposes of the Corporation authorized or approved by the holders of shares entitled to exercise the proportion of the voting power of the Corporation now or hereafter required by statute for such authorization or approval shall be binding and conclusive upon every shareholder of the Corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

FOURTH: The number of shares which the Corporation is authorized to have outstanding is 77,135,988 consisting of 2,135,988 shares of Serial Preferred Stock of no par value (hereinafter called "Serial Preferred Stock"), and 75,000,000 shares of Common Stock of no par value (hereinafter called "Common Stock"). The shares of such classes shall have the following express terms:

                                  Division A

                  Express Terms of the Serial Preferred Stock

     1.  Series and Rank.  The Serial Preferred Stock may be issued from
         ---------------
time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 7, both inclusive, of this Division, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

     (a) The designation of the series, which may be by distinguishing number, letter or title.

     (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

     (c)  The annual dividend rate of the series.

     (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

     (e) The redemption rights and price or prices, if any, for shares of the series.

     (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

     (g) The amounts payable on shares of the series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary.

     (h) Whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

     (i) Restrictions on the issuance of shares of the same series or of any other class or series.

     The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this Section 1.

     2.   Dividends.  The holders of the Serial Preferred Stock of each series
          ---------
shall be entitled to receive, when and as declared by the Board of Directors, out of funds of the Corporation legally available for dividends, dividends in cash at the rate for such series fixed in accordance with the provisions of
Section 1 of this Division, and no more, payable quarterly on the dates fixed for such series. Such dividends on each share of Serial Preferred Stock shall accrue and be cumulative, whether or
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                                      -3-

not earned or declared, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

     3.   Dividends on or Distributions to Holders of Junior Stock.  So long as
          --------------------------------------------------------
any shares of Serial Preferred Stock are outstanding, the Corporation shall not
(a) declare or pay any dividends (other than dividends payable in Common Stock or other shares of the Corporation ranking junior to the Serial Preferred Stock) to holders of Common Stock or shares of the Corporation of any other class ranking on a parity with or junior to the Serial Preferred Stock, or (b) make any distributions of assets (directly or indirectly, by purchase; redemption or otherwise) to the holders of Common Stock or shares of the Corporation of any other class ranking on a parity with or junior to the Serial Preferred Stock (except in the case of shares purchased in compromise of claims or to prevent loss on doubtful debts and except in the case of shares purchased out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preferred Stock received by the Corporation, subsequent to January 1,
1968):

     (a) Unless all accrued and unpaid dividends on shares of Serial Preferred Stock, including the full dividends for the then quarterly dividend period, shall have been paid or declared and funds sufficient for payment thereof set apart; and

     (b) Unless there shall be no arrearages with respect to redemption of shares of Serial Preferred Stock from any sinking fund provided for shares of such series in accordance with provisions of Section 1 of this Division.

     4.   Voting Rights.  The holders of Serial Preferred Stock shall be
          -------------
entitled at all times to one vote for each share, and except as otherwise required by law, the holders of the Serial Preferred Stock and Common Stock of the Corporation shall vote together as one class on all matters, subject, however, to the special voting rights conferred upon the holders of the Serial Preferred Stock as hereinafter provided.

     If and when the Corporation shall be in default in the payment, in whole or in part, of each of six quarterly dividends (whether or not consecutive) accrued on any series of Serial Preferred Stock whether or not earned or declared, the holders of the Serial Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two Directors of the Corporation, to serve in addition to the Directors otherwise elected.

     Such rights to elect additional Directors may be exercised at any annual meeting of shareholders or, within the limitation hereinafter provided, at a special meeting of shareholders held for such purpose. If such default shall occur more than 90 days preceding the date of the next annual meeting of shareholders as fixed by the Regulations of the Corporation, then a special meeting of the holders of the Serial Preferred Stock shall be called by the Secretary of the Corporation upon the written request of the holders of not less than 10% of the Serial Preferred Stock then outstanding, such meeting to be held within 60 days after the delivery to the Secretary of such request or such later time as may be reasonably required to obtain clearance from the Securities and Exchange Commission. Such additional Directors, whether elected at an annual meeting or at a special meeting, shall serve until the next annual meeting and until their successors shall be duly elected and qualified, unless their terms shall sooner terminate pursuant to the provisions of this Section 4. At any meeting for the purpose of electing such additional Directors, the holders of 35% of the Serial Preferred Stock then outstanding shall constitute a quorum, and any such meeting shall be valid, notwithstanding that a quorum of the outstanding shares of any other class or classes shall not be present or represented thereat. At the time of any such meeting at which a quorum shall be present, the number of Directors constituting the whole Board of Directors shall be deemed to be increased by two.

     If and when all dividends in default on the Serial Preferred Stock shall be paid or declared and funds sufficient for the payment thereof irrevocably set aside for payment, the right of the holders of the Serial Preferred Stock as a class to elect two Directors shall then cease and if any Directors were elected by the holders of the Serial Preferred Stock, as a class, the term of such Directors shall terminate, and the number of Directors constituting the whole Board of Directors shall be accordingly reduced. The above provisions for the vesting of such voting rights in the holders of the Serial Preferred Stock, as a class, shall apply, however, in case of any subsequent default or failure under this Section 4.

     The rights of the holders of Serial Preferred Stock to elect two Directors provided by this Section 4 shall, when in effect, be in lieu of, and not in addition to, all other rights otherwise held by the holders of Serial Preferred Stock to vote as a class with the Common Stock for the election of Directors.

     5.   Action Requiring Serial Preferred Stock Consent.
          -----------------------------------------------

     (a) So long as any shares of Serial Preferred Stock shall be outstanding, the Corporation shall not, without (i) the affirmative vote of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy, either at a special meeting called for the purpose, or at any annual meeting of shareholders if appropriate notice of such proposed action is given, at which all of the shares of Serial Preferred Stock shall vote separately as a single class, or (ii) the written consent of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding:

     A) Amend or repeal any of the provisions of the Articles or Regulations of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Serial Preferred Stock or the holders thereof.

     B) Authorize or issue any class or series of any class of the stock of the Corporation ranking prior to the Serial Preferred Stock, or authorize or issue any obligations or securities convertible into any such class.

     C) Purchase or redeem (for sinking fund purposes or otherwise) less than all of the Serial Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Stock, unless all accrued and unpaid dividends on the Serial Preferred Stock, including all dividends for the then quarterly dividend period, shall have been paid or declared and funds sufficient for the payment thereof set apart, and unless all accrued sinking fund obligations applicable thereto shall have been complied with.

     D) Sell, lease or convey all or substantially all of the property or business of the Corporation, or voluntarily liquidate or dissolve the Corporation, or consolidate or merge the Corporation with or into any other corporation; provided, however, that no such class vote or consent of the holders of the Serial Preferred Stock shall be required for consolidation or merger of the Corporation if (i) each holder of shares of Serial Preferred Stock immediately prior to such consolidation or merger shall, upon the occurrence thereof, possess the same or an equivalent number of shares of the resulting corporation (which may be the Corporation or another corporation) having substantially the same or equivalent terms and provisions as the shares of Serial Preferred Stock, and (ii) the resulting corporation will have, immediately after such consolidation or merger, no stock either authorized or outstanding ranking prior to or on a parity with such shares, other than stock of the Corporation theretofore authorized ranking prior to or on a parity with the Serial Preferred Stock (or stock of the resulting corporation into which such stock of the Corporation is changed pursuant to the merger or consolidation).

     (b) So long as any shares of Serial Preferred Stock shall be outstanding, the Corporation shall not, without (i) the affirmative vote of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy, either at a special meeting called for the purpose, or at any annual meeting of shareholders if appropriate notice of such proposed action is given, at which all of the shares of Serial Preferred Stock shall vote separately as a single class, or (ii) the written consent of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding: A) authorize or issue any class of the stock of the Corporation ranking on a parity with the Serial Preferred Stock, with respect to the payment of dividends or upon liquidation, dissolution and winding up of the Corporation, or authorize or issue any obligations or securities convertible into any such class, or B) increase the authorized number of shares of the Serial Preferred Stock or increase the authorized number of shares of any class ranking on a parity with the Serial Preferred Stock, with respect to the payment of dividends or upon liquidation, dissolution and winding up of the Corporation, or authorize or issue any obligations or securities convertible into any such class.

     (c) So long as any shares of a series of Serial Preferred Stock shall be outstanding, the Corporation shall not, without (i) the affirmative vote of the holders of at least two-thirds of the shares of such series at the time outstanding, given in person or by proxy, either at a special meeting or at any annual meeting of shareholders if appropriate notice of such proposed action is given, at which all of the shares of such series shall vote separately as a single class, or (ii) the written consent of the holders of at least two-thirds of the shares of such series at the time outstanding, amend or repeal any of the provisions of the Articles or Regulations of the Corporation so as to affect adversely and particularly the preferences, rights, powers or privileges of such series of Serial Preferred Stock or the holders thereof.

     (d) Notwithstanding the foregoing, (i) no such vote or consent of the holders of the Serial Preferred Stock shall be required if, prior to or contemporaneously with the happening of any of the events listed in subparagraphs (a) or (b) above, provision has been made in accordance with the provisions fixed by the Directors for the redemption of all of the Serial Preferred Stock at the time outstanding and (ii) no such vote or consent of the holders of any series of Serial Preferred Stock shall be required if, prior to or contemporaneously with the happening of any of the events listed in subparagraph (c) above, provision has been made in accordance with the provisions fixed by the Directors for the redemption of all shares of such series of Serial Preferred Stock at the time outstanding.

     6.   Liquidation Rights.  In the event of the liquidation, dissolution or
          ------------------
winding up of the Corporation, whether voluntary or involuntary, the holders of Serial Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made to the holders of Common Stock or any other class of stock junior to the Serial Preferred Stock as to rights upon liquidation, payment of the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares, plus an amount equal to all dividends accrued to the date of such payment and unpaid, whether or not earned or declared but without interest, and no more.

     If, upon any liquidation, dissolution or winding up of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Serial Preferred Stock the amounts to which they shall respectively be entitled, the holders of Serial Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable in respect of the Serial Preferred Stock of all series were paid in full. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this Section 6.

     7.   Definitions.  For the purpose of this Division:
          ------------

     Whenever reference is made to shares "ranking prior to the Serial Preferred Stock" or "on a parity with the Serial Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of any involuntary liquidation, dissolution or winding up of the Corporation are given preference over, or rank on an equality with, (as the case may be) the rights of the holders of the Serial Preferred Stock; and whenever reference is made to shares "ranking junior to the Serial Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Stock.

     8.   Express Terms of the Series 2 Preferred Stock.
          ---------------------------------------------

     There is hereby established a series of the Serial Preferred Stock to be known as Series 2 Preferred Stock to which all of the Express Terms of the Serial Preferred Stock set forth in 1 through 7 above as well as the following provisions shall be applicable:

     (a)  The designation of the series is Series 2 Preferred Stock;

     (b) The number of shares of the series, which number the Board of Directos may increase or decrease (but not below the number of shares than outstanding), is 110 shares;

     (c)  The annual dividend rate of the series shall be $5.00 per share;

     (d) The dividends, if declared, shall be payable quarterly on January 1, April 1, July 1, and October 1, and such dividends shall be cumulative from the date of issue;

     (e) After five years from the date of issue, the Corporation, at the option of the Board of Directors, may at any time redeem all and may from time to time redeem any part of the outstanding shares of Series 2 Preferred Stock on any date fixed by the Board of Directors, upon notice given as hereinafter provided, by paying in cash for each share thereof to be redeemed an amount equal to $100.00 per share plus, in each case, an amount equal to all dividends thereon accrued to the date fixed for redemption and unpaid, whether or not earned or declared but without interest (such amounts being in this subparagraph
(e) sometimes referred to as "redemption price"). In case of the redemption of a part only of the outstanding shares of Series 2 Preferred Stock, the shares to be redeemed shall be selected in such manner as the Board of Directors shall determine. Not less than thirty nor more than ninety days prior written notice shall be given by mail, first class postage prepaid, to the holders of record of the shares of Series 2 Preferred Stock to be redeemed, such notice to contain a statement of or reference to the conversion rights set forth in subparagraph (h) below and to be addressed to each such shareholder at the post office address shown by the records of the Corporation.

     On or after the date fixed for redemption and stated in such notice, the holder of each share of Series 2 Preferred Stock called for redemption shall surrender the certificate therefor at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price.

     If such notice of redemption shall have been duly given as provided above and if on the date fixed for redemption funds sufficient to redeem the shares called for redemption shall be irrevocably set aside for the payment thereof, then, notwithstanding that the certificate for any share of Series 2 Preferred Stock so called for redemption shall not have been surrendered, from and after such date the shares so called for redemption shall no longer be deemed to be outstanding and dividends thereon shall cease to accrue and all rights with respect to the shares so called for redemption, including rights, if any, to receive notices and to vote, shall forthwith on such date cease and determine, except only the right of the holders thereof to receive the redemption price without interest upon surrender of the certificates therefor; provided, however, that if such notice of redemption shall have been duly given as provided above and if on or prior to the date fixed for redemption there shall have been deposited with a bank or trust company having a capital and surplus of more than $5,000,000 named in such notice of redemption, in trust for the account of the holders of the shares so called for redemption, other than any thereof which shall have been surrendered for conversion pursuant to subparagraph (h) below, funds sufficient to redeem, on the date fixed for redemption, the shares called for redemption, then upon the making of such deposit in trust (although made prior to the date fixed for redemption), the shares so called and with respect to which such deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares, including rights, if any, to receive notices and to vote, shall forthwith cease and determine, except only the right of the holders thereof to receive, out of the funds so deposited in trust, forthwith and without awaiting the date fixed for redemption, the redemption price thereof, without interest, upon surrender of the certificate therefor, and the right to convert such shares into Common Stock as provided in subparagraph (h) below up to but not after the close of business on the second business day prior to the date fixed for redemption of such shares. Any interest accrued on such funds shall belong to the Corporation and shall be paid to it from time to time. In case any shares called for redemption shall be converted after deposit of the redemption price thereof, the redemption price of the shares so converted shall be returned to the Corporation. Any other funds so deposited and unclaimed at the end of two years after the date fixed for redemption shall be repaid to the Corporation upon its request, and thereafter the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price, but without interest, only from the Corporation.

     Shares of Series 2 Preferred Stock so redeemed shall be permanently retired and cancelled and shall not be reissued.

     (f) So long as any shares of Series 2 Preferred Stock shall be outstanding, the Corporation shall, on January 1, 1986 and on January 1, of 1987, 1988, 1989, 1990, 1991 1992, 1993, 1994 and 1995 set aside as and for a sinking fund for
redemption of Series 2 Preferred Stock out of money legally then available therefor and after full payment or provision for payment of dividends on the then outstanding Series 2 Preferred Stock, amounts equal to the redemption price at $100.00 per share for the following percentages of the Series 2 Preferred Stock outstanding on the dates listed below:

          January 1, 1986 - 10%          January 1, 1991 - 20%

          January 1, 1987 - 11.1%        January 1, 1992 - 25%

          January 1, 1988 - 12.5%        January 1, 1993 - 33.3%

          January 1, 1989 - 14.3%        January 1, 1994 - 50%

          January 1, 1990 - 16.7%        January 1, 1995 - 100%

     Such amounts shall be applied to effect redemption on March 1, 1986 and on March 1, 1987, 1988, 1989, 1990, 1991, 1992, 1993, 1994 and 1995 of such number of shares of Series 2 Preferred Stock as may be redeemed out of such amount at a redemption price of $100.00 per share plus accrued and unpaid dividends to the date fixed for redemption. The Corporation shall deposit the aggregate redemption price of the shares so to be redeemed (such price being determined in accordance with this subparagraph (f)) with any bank or trust company meeting the requirements of subparagraph (e) above, and the redemption shall otherwise be effected upon the notice, in the manner and with the effect set forth in subparagraph (e) above, except that such redemption shall be pro rata with respect to each shareholder.

     Any accrued and unpaid dividends paid on shares of Series 2 Preferred Stock redeemed pursuant to this subparagraph (f) shall not be charged to or paid out of the sinking fund but shall be charged to and paid out of other funds of the Corporation.

     Shares of Series 2 Preferred Stock purchased from sinking fund moneys shall be permanently retired and cancelled and shall not be reissued.

     (g) The amount payable on shares of Series 2 Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation shall be $100.00 per share.

     (h)  Conversion rights:

       (i) At any time and from time to time after issuance, any share or shares of Series 2 Preferred Stock may be converted into full shares of Common Stock of the Corporation at the rate of 4 shares of Common Stock for each share of Series 2 Preferred Stock surrendered for conversion, said rate being equivalent to a price (taking the Series 2 Preferred Stock at $100.00 per share) of $25.00 per share (the "conversion price"), such rate, and the conversion price, being subject to adjustments as hereinafter provided.

       (ii) The conversion rate and conversion price set forth in paragraph (i) shall be adjusted from time to time as follows:

     (A) In case the Corporation shall pay a dividend of shares of Common Stock on the outstanding Common Stock, subdivide its outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or combine its outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the conversion rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series 2 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which the shareholder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series 2 Preferred Stock been fully converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events specified above shall occur. An adjustment made pursuant to this subparagraph (A) shall become effective immediately after the record date or the effective date, as the case may be, of the event requiring such adjustment.

     (B) In case the Corporation shall issue rights or warrants to the holders of its Common Stock, entitling them to subscribe for or to purchase Common Stock or securities convertible into Common Stock, or in case the Corporation shall distribute to holders of Common Stock evidences of its indebtedness, or assets (excluding cash dividends and distributions in the nature of a cash dividend and also excluding distributions of the type referred to in subparagraph (A) above), then, in each such case, the holders of the Series 2 Preferred Stock on the record date for such issue or distribution shall, for the purpose of such issue or distribution, be treated as though they had converted their Series 2 Preferred Stock into Common Stock immediately prior to such record date, and shall be entitled to receive such rights or warrants or to share in such distribution, in each case on a basis proportionately equal to the number of shares of Common Stock they would have held if their Series 2 Preferred Stock had been so converted.

     (C) In case of any capital reorganization or any reclassification of the stock of the Corporation (except as provided in subparagraphs (A) and (B) above), any holder of Series 2 Preferred Stock, whether therefore or thereafter issued, upon conversion thereof, shall be entitled to receive, in lieu of the shares of Common Stock to which the shareholder would have become entitled upon conversion immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Corporation to which the holders of such Common Stock would have been entitled upon such reorganization or reclassification; and in any such case the Board of Directors shall make appropriate provision for the application of the conversion rights herein provided with respect to the rights and interests thereafter of the holders of Series 2 Preferred Stock to the end that such conversion rights (including the adjustments of the conversion rate) shall thereafter be reflected as nearly as reasonably practicable, in all subsequent conversions of the shares of Series 2 Preferred Stock into any shares or securities or other property thereafter deliverable upon the conversion of shares of Series 2 Preferred Stock.

     (D) Whenever the conversion rate is adjusted pursuant to any of the foregoing provisions of the paragraph (ii), the Corporation shall forthwith prepare a written statement signed by its President or a Vice President and its Treasurer or an Assistant Treasurer, setting forth the adjusted conversion rate determined as provided in this paragraph (ii) and in reasonable detail the facts requiring such adjustment. Such statement shall be filed among the permanent records of the Corporation and a copy thereof shall be furnished to the Transfer Agent for the Series 2 Preferred Stock and to any holder of Series 2 Preferred Stock requesting the same, and shall at all reasonable times during business hours be open to inspection by the holders of Series 2 Preferred Stock. The Corporation shall also cause a notice, stating that such an adjustment has been effected and setting forth the adjusted conversion rate, to be mailed, first-class postage prepaid, to all holders of record of outstanding Series 2 Preferred Stock at their addresses as the same appear on the stock records of
                                               ------
the Corporation, such notice to be mailed no later than the quarterly dividend
                                   ------ -- ----- ----
payment date next following the date on which the event requiring such adjustment shall have occurred. If any question shall at any time arise with respect to computation of the conversion rate or price or any adjustment or readjustment of the conversion rate or price or the shares receivable on conversion, such question shall be conclusively determined by a firm of independent public accountants acceptable to the Corporation (and who may be the auditors of the Corporation and who shall have access to all appropriate records) and such determination shall be binding upon the Corporation and the holders of the Series 2 Preferred Stock.

     Anything in this subparagraph (h) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion price or conversion rate unless and until the net effect of one or more adjustments, determined as above provided, shall have resulted in a change of the conversion price of $.50. When the cumulative net effect of more than one adjustment so determined shall be to change the conversion price by at least $.50, such change in the conversion price shall thereupon be given effect in increments of $.50 and the remaining fraction, if any, shall be carried forward and included in computing any subsequent adjustments. The Corporation at its option may make adjustments of less than $.50, if it so desires.

       (iii) If any shares of Series 2 Preferred Stock shall be called for redemption as provided in subparagraph (e) above, the right of conversion as to the shares called for redemption shall expire at the close of business on the second day preceding the redemption date, notwithstanding any earlier deposit by the Corporation of funds sufficient for such redemption. In the event of any liquidation, dissolution or winding up of the Corporation, all conversion rights of the holders of Series 2 Preferred Stock shall terminate on the date fixed by resolution of the Board of Directors, such date so fixed to be not later than ten days nor earlier than twenty days prior to such liquidation, dissolution or winding up.

       (iv) Any conversion of shares of Series 2 Preferred Stock into shares of Common Stock shall be made by the surrender to the Corporation at the office of any Transfer Agent for the Series 2 Preferred Stock of the certificate or certificates representing the share or shares of Series 2 Preferred Stock to be converted, duly endorsed for transfer to the Corporation, together with a written request for conversion. Shares of Series 2 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. The Corporation shall deliver to the holders of shares of Series 2 Preferred Stock so surrendered for conversion or to their respective assigns (on payment to the Corporation of all transfer taxes that may be payable in respect thereof), at the rate then governing the conversion of such shares as hereinbefore provided, a certificate or certificates representing the number of shares of Common Stock into which such shares of Series 2 Preferred Stock shall have been so converted, together with cash adjustments or scrip certificates for fractional shares, if any, as herein provided. Upon any such conversion, there shall be paid in cash to the holder of shares of Series 2 Preferred Stock so surrendered for conversion after the record date set for the payment of the then quarterly dividend the pro rata amount accrued to the date of conversion of dividends declared on such shares for the then current quarterly dividend period but no adjustment shall be made for any dividends in default upon such shares of Series 2 Preferred Stock or for any dividends upon the Common Stock issued or issuable on such conversion.

       (v) All shares of Series 2 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and determine except only the right of the holders thereof to receive Common Stock and such accrued dividends in exchange therefor. Any shares of Series 2 Preferred Stock so converted shall be permanently retired and shall not be reissued.

       (vi) A number of shares of the authorized Common Stock sufficient to provide for the conversion of all of the Series 2 Preferred Stock outstanding upon the basis herein provided shall at all times be reserved for such conversion.

       (vii) In case the Corporation shall, while any shares of Series 2 Preferred Stock remain outstanding, enter into any consolidation with or merge into any other corporation wherein this Corporation is not the surviving corporation, or sell or convey its property as an entirety or substantially as an entirety and, in connection with such consolidation, merger, sale or conveyance, shares or other securities shall be issuable or deliverable in exchange for shares of Common Stock, proper provision shall be made that the holder of any Series 2 Preferred Stock or any security issuable in exchange therefor may thereafter convert the same into the same kind and amount of securities as may be issuable by the terms of such consolidation, merger, sale or conveyance with respect to the number of shares of Common Stock into which such shares of Series 2 Preferred Stock are convertible at the time of such consolidation, merger, sale or conveyance. After any such consolidation, merger, sale or conveyance, the right of conversion shall be to convert the shares of Series 2 Preferred Stock, or any security issuable in exchange therefor, into such securities as the same may from time to time be constituted.

       (viii)  In case at any time:

     (A) the consolidation or merger of the Corporation with another corporation shall be proposed by the Corporation; or

     (B) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be proposed;

then, and in any such case, the Corporation shall cause notice to be mailed to each Transfer Agent for Series 2 Preferred Stock, and to the holders of record of the outstanding shares of Series 2 Preferred Stock in the manner and form prescribed in subparagraph (e) above for the giving of notice of redemption. Such notice shall be given at least 10 days prior to the record date for the shareholders' meeting at which action is to be taken with respect to such proposal and at least 30 days prior to the date on which such consolidation, merger, dissolution, liquidation or winding up shall take place. Such notice shall also specify the date as of which it is expected the proposed action shall become effective and the date as of which holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such consolidation, merger, dissolution, liquidation or winding up.

       (ix) No fractional shares shall be issued upon conversion, but in lieu thereof the Corporation may either pay therefor in cash at the then current conversion price or may issue non-dividend bearing and non-voting scrip (exchangeable together with other scrip certificates aggregating one or more full shares for certificates representing such one or more full shares) in such denominations and in such form as the Board of Directors may from time to time prescribe prior to the issue thereof.

     9.   Express Terms of the Series 12 Preferred Stock
          ----------------------------------------------

     There is hereby established a series of the Serial Preferred Stock to be known as Series 12 Preferred Stock to which all of the Express Terms of the Serial

Preferred Stock set forth in 1 through 7 above as well as the following provisions shall be applicable:

     (a)  The designation of the series is Series 12 Preferred Stock;

     (b) The number of shares of the series, which number the Board of Directors may increase or decrease (but not below the number of shares then outstanding) is 480,000 shares;

     (c) The annual dividend rate of the series shall be in an amount per share (rounded to the nearest cent) equal to, but no more than, the greater of (x) $6.80 or (y) subject to the provision for adjustment thereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date (as defined in subparagraph (d) below), or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share or fraction of a share of Series 12 Preferred Stock (the "Original Issue Date"). In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 12 Preferred Stock are entitled (without giving effect to such event) under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     The Corporation shall declare a dividend or distribution on the Series 12 Preferred Stock as provided in the paragraph above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $6.80 per share on the Series 12 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The record date for any such dividend or distribution shall be the tenth Trading Day prior to the Quarterly Dividend Payment Date.

     (d) The dividends provided above shall be payable quarterly on January 1, April 1, July 1, and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date");

     (e) The Corporation, at the option of the Board of Directors, may at any time redeem all and may from time to time redeem any part of the outstanding shares of Series 12 Preferred Stock on any date fixed by the Board of Directors, upon notice given as hereinafter provided, by paying in cash for each share thereof to be redeemed an amount equal to the Market Price (as hereinafter defined) of the Common Stock on the Trading Day (as hereinafter defined) immediately prior to the date fixed for redemption, multiplied by one hundred (the "Multiplier"), plus, in each case, an amount equal to all dividends thereon accrued to the date fixed for redemption and unpaid whether or not earned or declared but without interest (such amounts being in this subparagraph (e) sometimes referred to as the "redemption price"). In case of the redemption of a part only of the outstanding shares of Series 12 Preferred, the shares to be redeemed shall be selected by lot in such manner as the Board of Directors shall determine. Not less than thirty (30) nor more than ninety (90) days prior written notice shall be given by mail, first class postage prepaid, to the holders of record of the shares of Series 12 Preferred to be redeemed.

     On or after the date fixed for redemption and stated in such notice, the holder of each share of Series 12 Preferred Stock called for redemption shall surrender the certificate therefor at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price.

     If such notice of redemption shall have been duly given as provided above and if on the date fixed for redemption funds sufficient to redeem the shares called for redemption shall be irrevocably set aside for the payment thereof, then, notwithstanding that the certificate for any share of Series 12 Preferred Stock so called for redemption shall not have been surrendered, from and after such date the shares so called for redemption shall no longer be deemed to be outstanding and dividends thereon shall cease to accrue and all rights with respect to the shares so called for redemption, including rights, if any, to receive notices and to vote, shall forthwith on such date cease and determine, except only the right of the holders thereof to receive the redemption price without interest upon surrender of the certificates therefor; provided, however, that if such notice of redemption shall have been duly given as provided above and if on or prior to the date fixed for redemption there shall have been deposited with a bank or trust company having a capital and surplus of more than $5,000,000 named in such notice of redemption, in trust for the account of the holders of the shares so called for redemption, funds sufficient to redeem, on the date fixed for redemption, the shares called for redemption, then upon the making of such deposit in trust (although made prior to the date fixed for redemption), the shares so called and with respect to which such deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares, including rights, if any, to receive notices and to vote, shall forthwith cease and determine, except only the right of the holders thereof to receive, out of the funds so deposited in trust, forthwith and without awaiting the date fixed for redemption, the redemption price thereof, without interest, upon surrender of the certificates therefor, upon to but not after the close of business on the second business day prior to the date fixed for redemption of such shares. Any interest accrued on such funds shall belong to the Corporation and shall be paid to it from time to time. In case any shares called for redemption shall be converted after deposit of the redemption price thereof, the redemption price of the shares so converted shall be returned to the Corporation. Any other funds so deposited and unclaimed at the end of two years after the date fixed for redemption shall be repaid to the Corporation upon its request, and thereafter the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price, but without interest only from the Corporation.

     In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series 12 Preferred Stock were entitled (without giving effect to such event), shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     As used herein the term "Market Price" per share of the Common Stock on any date of determination shall mean the average of the daily closing prices per share of the Common Stock (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if the Company shall at any time
                     --------  -------
(i) declare a dividend on the Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares in a reclassification of the Common Stock, and such event or an event of a type analogous to any such event shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date of determination. The closing price per share of the Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common

Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities elected by the Board of Directors of the Corporation; provided,
                                                                 --------
however, that if on any such date the Common Stock is not listed or admitted
- - -------
for trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of the Common Stock on such date shall mean the fair value per share of Common Stock on such date as determined in good faith by the Board of Directors of the Corporation, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities, and set forth in a certificate delivered to the Corporation.

     As used herein, the term "Trading Day," when used with respect to the Common Stock, shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day (defined to mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.)

     (f) Except as otherwise provided herein, the holders of shares of this Series 12 Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

     (g) In case the Corporation shall enter into any consolidation, merger combination, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series 12 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 12 Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (h) Upon the liquidation, dissolution or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and amount equal to the greater of (x) $7,500 or (y) 100 times the aggregate per share amount received by the holders of Common Stock upon such liquidation, dissolution or winding up.

       (i) Series 12 Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series 12 Preferred Stock.

     10.  Express Terms of the Series AA Preferred Stock
          ----------------------------------------------

     There is hereby established a series of the Serial Preferred Stock to be known as Series AA Convertible Preferred Stock to which all of the Express Terms of the Serial Preferred Stock set forth in 1 through 7 above as well as the following provisions shall be applicable:

     (a)  The designation of the series is Series AA Convertible Preferred
Stock;

     (b) The number of shares of the series, which number the Board of Directors may increase or decrease (but not below the number of shares then outstanding) is 40,250 shares;

     (c) The annual dividend rate of the series shall be in an amount per share equal to, but no more than, $237.50 through January 2, 1996 and $325.00 thereafter.

     (d) The dividends provided above shall accrue from the date of original issue of the Series AA Preferred Stock and be payable quarterly on January 2, April 1, July 1 and October 1 of each year, commencing April 1, 1993 (each such date being referred to herein as a "Dividend Payment Date"), to holders of record as they appear on the stock records of the Corporation at the close of business on such record dates, not exceeding 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends payable on the Series AA Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series AA Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.

     (e)(i) The Series AA Preferred Stock shall not be redeemable by the Corporation prior to January 9, 1996. On and after that date, the Corporation, at its option, may redeem the shares of Series AA Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.

       (ii)(A) The Series AA Preferred Stock may be redeemed for Common Stock, in whole or in part, at the option of the Corporation, at any time on or after January 9, 1996, until January 9, 2000 only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Stock on each of such 20 Trading Days exceeds 130% of the Conversion Price in effect on such Trading Day. In order to exercise this redemption option, the Corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has been met. The Press Release shall announce the redemption and set forth the number of shares of Series AA Preferred Stock which the Corporation intends to redeem.

     (B) Upon redemption of Series AA Preferred Stock by the Corporation on the date specified in the notice to holders required under paragraph (C) of this clause (ii) (the "Stock Call Date"), each share of Series AA Preferred Stock so redeemed shall be converted into a number of shares of Common Stock equal to the liquidation preference of the shares of Series AA Preferred Stock being redeemed divided by the Conversion Price as of the opening of business on the Stock Call Date. The Stock Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release.

     Upon any redemption of Series AA Preferred Stock for Common Stock, the Corporation shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Stock Call Date. If a Stock Call Date falls after a dividend payment record date and prior to the corresponding dividend payment date, then each holder of Series AA Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. In the case of any Stock Call Date occurring prior to the record date for the April 1, 1996 Dividend Payment Date, the holders of the Series AA Preferred Stock to be redeemed on such Stock Call Date shall be entitled to any accrued and unpaid dividends through January 2, 1996 but not thereafter. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series AA Preferred Stock called for redemption for Common Stock or on the shares of Common Stock issued upon such redemption.

     (C) If the Corporation elects to redeem shares of Series AA Preferred Stock pursuant to paragraph (A) of this clause (ii), notice of such redemption shall be given not more than four Business Days after the date on which the Corporation issues the Press Release, to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, and shall state, as appropriate: (1) the Stock Call Date; (2) the number of shares of Series AA Preferred Stock (expressed in 1/100 of a share of Series AA Preferred Stock) to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares (expressed in 1/100 of a share of Series AA Preferred Stock) to be redeemed from such holder;
(3) the number of shares of Common Stock to be issued with respect to each 1/100 of a share of Series AA Preferred Stock; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Stock Call Date, except as otherwise provided herein.

     At the close of business on the Stock Call Date, each holder of Series AA Preferred Stock to be redeemed (unless the Company defaults in the delivery of the shares of Common Stock or cash payable on such Stock Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such Series AA Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series AA Preferred Stock. As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be exchanged for certificates of shares of Common Stock and any cash (without interest thereon) for which such shares have been redeemed.

     (D) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the Series AA Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series AA Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Stock Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series AA Preferred Stock so surrendered.

     (E) The Corporation covenants that any shares of Common Stock issued upon redemption of the Series AA Preferred Stock shall be validly issued, fully paid and non-assessable. The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon redemption of the Series AA Preferred Stock, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     The Corporation shall endeavor to take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series AA Preferred Stock are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws.

       (iii)(A) The Series AA Preferred Stock may be redeemed for cash, in whole or in part, at the option of the Corporation, at any time on or after January 9, 2000 at the Redemption Price.

     (B) At least 30 days but not more than 60 days prior to the date fixed for the redemption of the Series AA Preferred Stock for cash, a written notice will be mailed to each holder of record of the Series AA Preferred Stock to be redeemed, notifying such holder of the Company's election to redeem such shares stating the date fixed for redemption thereof, and calling upon such holder to surrender to the Company on the redemption date at the place designated in such notice the certificate or certificates representing the number of shares specified therein. On or after the redemption date, each holder of the Series AA Preferred Stock to be redeemed must present and surrender his certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate will be cancelled.

       (iv)(A) If full cumulative dividends on the Series AA Preferred Stock and any other class or series of stock of the Corporation ranking, as to dividends and amounts distributable on liquidation, dissolution or winding up, on a parity with the Series AA Preferred Stock have not been paid or declared and set apart for payment, the Series AA Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire shares of Series AA Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series AA Preferred Stock.

     (B) If fewer than all the outstanding shares of Series AA Preferred Stock are called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series AA Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be). If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Neither the failure to mail any notice of redemption required by this Section (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

     (C) Notice of any redemption pursuant to this Section (e) having been duly mailed, from and after the Stock Call Date or other redemption date (unless the Corporation shall fail to make available a number of shares of Common Stock or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series AA Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series AA Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide shares of Common Stock or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Stock Call Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, any shares of Common Stock and cash necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and cash be applied to the redemption of the shares of Series AA Preferred Stock so called for redemption.

     No interest shall accrue for the benefit of the holders of Series AA Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Stock Call Date or other redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

     (f) Holders of shares of Series AA Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (A)  Subject to and upon compliance with the provisions of this Section
(f), a holder of shares of Series AA Preferred Stock shall have the right, at his or her option, at any time, to convert such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (B) of this Section (f)) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (B) of this Section (f); provided
                                                                     --------
however, that the right to convert shares called for redemption pursuant to
- - -------
Section (e) shall terminate at the close of business on the date fixed for such redemption, unless the Corporation shall default in making payment of any shares of Common Stock and any cash payable upon such redemption under Section (e) hereof. Any share of Series AA Preferred Stock may be converted, at the request of its holder, in part into Common Stock. If a part of a share of Series AA Preferred Stock is converted, then the Corporation will convert such share into the requested shares of Common Stock (subject to paragraph (C) of this Section
(f)) and issue a fractional share of Series AA Preferred Stock evidencing the remaining interest of such holder.

     (B) In order to exercise the conversion right, the holder of each share of Series AA Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Series AA Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series AA Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Holders of shares of Series AA Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of Series AA Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a Stock Call Date or other redemption date during such period, which shall be entitled to such dividend on the dividend payment date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series AA Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such dividend payment date will receive the dividend payable by the Corporation on such shares of Series AA Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series AA Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Series AA Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section (f), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (C) of this Section (f).

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series AA Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares presented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     (C) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series AA Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series AA Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series AA Preferred Stock so surrendered.

     (D)  The Conversion Price shall be adjusted from time to time as follows:

       (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series AA Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (H) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

       (ii) If the Corporation shall issue after the Issue Date rights or warrants (in each case, other than the Rights) to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by

     (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (H) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

       (iii) If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from profits or surplus of the Corporation) or rights or warrants (in each case, other than the Rights) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (H) below) the record date for the determination of shareholders entitled to receive such distribution. For the purpose of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series AA Preferred Stock after such determination date or is distributed prior to conversion to persons holding shares of Series AA Preferred Stock (as though they had converted their Series AA Preferred Stock into Common Stock immediately prior to close of business on the date fixed for the determination of stockholders entitled to receive such distribution), shall not require an adjustment of the Conversion Price pursuant to this clause
     (iii); provided that on the date, if any, on which a Person converting a
            --------
     share of Series AA Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

       (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of
                    --------  -------
     this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in
     --------  -------
     accordance with the provisions of this Section (f) (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section (f), the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section (f) shall be made to the nearest 1/100 of a cent (with $.00005 being rounded upward) or to the nearest 1/10,000 of a share (with .00005 of a share being rounded upward), as the case may be. Anything in this paragraph (D) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (D), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

     (E) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (D) (i) of this Section (f) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series AA Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (E) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (E) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series AA Preferred Stock that will contain provisions enabling the holders of the Series AA Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (E) shall similarly apply to successive Transactions.

     (F)  If:

       (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus and other than the Rights); or

       (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants (other than the Rights) to subscribe for or purchase any shares of any class or any other rights or warrants (other than the Rights); or

       (iii) there shall be any reclassification of the Common Stock (other than an event to which subparagraph (D) (i) of this Section (f) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

       (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

     then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series AA Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section (f).

     (G) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series AA Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     (H) In any case in which paragraph (D) of this Section (f) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series AA Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (C) of this Section (f).

     (I) For purposes of this Section (f), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     (J) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section (f). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section (f), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (K) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section (f), that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series AA Preferred Stock, the Conversion Price for the Series AA Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     (L) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series AA Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series AA Preferred Stock not theretofore converted. For purposes of this paragraph (L), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series AA Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the Series AA Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the Series AA Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series AA Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series AA Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (M) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common

Stock or other securities or property on conversion of the Series AA
Preferred Stock pursuant hereto; provided, however, that the Corporation shall
                                 --------  -------
not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series AA Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     (g) For purposes of the Series AA Preferred Stock, the following terms shall have the meanings indicated:

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series AA Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section (f). The initial conversion price will be $44.64.

     "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange or, if such security is not listed or admitted for trading on the New York Stock Exchange ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     "Redemption Price" shall mean the redemption price per share of Series AA Preferred Stock, which shall be subject to reduction from time to time in an amount equal to the per share fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of any Securities distributed to holders of Series AA Preferred Stock as described in Section
(f)(D)(iii).  The initial Redemption Price shall be $5,000.

     "Rights" shall mean the rights of the Corporation which are issuable under the Corporation's Stockholder Rights Plan adopted on February 10, 1988 and as amended from time to time, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plan adopted in replacement of the Corporation's Stockholder Rights Plan.

     "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class of Common Stock
             --------  -------
or Series Preferred Stock or any class or series of stock ranking on a parity with the Series AA Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series AA Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of the NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

     "Transfer Agent" means National City Bank or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series AA Preferred Stock.

     (h) Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series AA Preferred Stock shall be entitled to receive an amount equal to $5,000 per share, plus accrued and unpaid dividends thereon (whether or not earned or declared) at the date of final distribution to such holders.

     (i) Series AA Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series AA Preferred Stock.

                                  Division B

                       Express Terms of the Common Stock

     The Common Stock shall be subject to the express terms of the Serial Preferred Stock. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

     FIFTH: No holders of any class of shares of the Corporation shall have any preemptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

     SIXTH: The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

     SEVENTH: A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction, contract or other act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm in which such director or officer is a member, or any corporation of which such director or officer is a member, or any corporation of which such director or officer is a shareholder, director or officer, is in any way interested in such transaction, contract or other act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such transaction, contract or other act shall be taken; nor shall any such director or officer be accountable or responsible to the Corporation for or in respect of any such transaction, contract or other act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer were not interested in such transaction, contract or other act.

     EIGHTH: Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

     NINTH: No shareholder of the Corporation may cumulate such shareholder's voting power in the election of directors of the Corporation.

     TENTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Amended and Restated Articles of Incorporation of the Corporation in the office of the Secretary of the State of Ohio.

     ELEVENTH: These Amended and Restated Articles of Incorporation shall supersede and take the place of the heretofore existing Amended Articles of Incorporation as amended of the Corporation.

                                      END